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                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement on Form S-3 whereby 392,157 shares of Falcon Drilling Company's common stock are being registered.


                                       ARTHUR ANDERSEN LLP
                                       ARTHUR ANDERSEN LLP

Houston, Texas
May 5, 1997


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